UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):		November 19, 2009

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers

(c)  On November 19, 2009, Joy Global Inc. (the “Company”) announced that Randal W. Baker would be appointed Executive Vice President of the Company and President and Chief Operating Officer of its wholly-owned subsidiary, P&H Mining Equipment Inc. (“P&H”), effective November 30, 2009.  Since October 2006, Mr. Baker, age 46, has been President and Chief Executive Officer of the agricultural equipment business of CNH Global N.V. (“CNH”), the world’s second largest agriculture and construction equipment manufacturer.  From October 2005 to September 2006, Mr. Baker was Senior Vice President Logistics and Supply Chain for CNH, where he was responsible for directing worldwide logistics.  From August 2004 to October 2005, Mr. Baker was Vice President North American Marketing for CNH, where he oversaw agricultural marketing and parts and service operations.  Mr. Baker’s prior mining industry experience includes service from 2000 to 2004 as Vice President General Manager of the Komatsu Mining Division of Komatsu America Corporation, Vice President Marketing Drilling Solutions for Ingersoll-Rand Company from 1998 to 2000, and a number of increasingly senior operational positions with Tamrock Corporation from 1987 to 1998.  He received a Bachelor of Science degree in mining engineering from the South Dakota School of Mines and Technology in 1986.

Mr. Baker’s annual salary will be $576,000 and he will participate in the Company’s annual bonus plan, with a target bonus of 70% of base salary and payout dependant upon achievement of individual, P&H, and Company performance objectives.  To offset forfeited incentive compensation from his prior employer, Mr. Baker will receive a one-time lump sum payment of $250,000 within 30 days of his start date.  In connection with his appointment, and subject to the approval of the Human Resources and Nominating Committee of the Board of Directors at its December 7, 2009 meeting, the Company expects to provide Mr. Baker with initial equity awards under the Joy Global Inc. 2007 Stock Incentive Program.  Consistent with the authorized terms of its offer of employment, the Company expects Mr. Baker’s initial equity awards to consist of 25,000 stock options, 5,000 restricted stock units, and 5,000 performance shares.

Mr. Baker will be eligible to receive certain perquisites that the Company makes available to its executive officers and the Company anticipates that Mr. Baker will sign change in control and indemnification agreements with terms substantially identical to those signed by the Company’s other executive officers.  In addition, if Mr. Baker is terminated within the first year of his employment, other than for willful misconduct, he will receive 12 months of severance pay.  Mr. Baker also will be eligible to participate in employee benefits plans that are generally available to the Company’s salaried employees.

Item 9.01 Exhibits

(d) Exhibits

99.1	Press release dated November 19, 2009 announcing Mr. Baker’s appointment as Executive Vice President of Joy Global Inc. and President and Chief Operating Officer of P&H Mining Equipment Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: November 19, 2009	By: /s/Michael S. Olsen Michael S. Olsen Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 19, 2009 announcing Mr. Baker’s appointment as Executive Vice President of Joy Global Inc. and President and Chief Operating Officer of P&H Mining Equipment Inc.